Exhibit 10(vv)

Terms of Localization for Helmut Wieser

Purpose for Change:

•

An agreement has been reached with Mr. Wieser to localize him to the U.S. effective January 1, 2007. When he transferred to the U.S. in January 2005, it was anticipated that his assignment would be two or three years. During this period, it was agreed that the Expatriate Plan would cover him, but the company reserved the right at any point to have him become a permanent transfer to the U.S. Given his current assignment and level in the company, it is unlikely that he will be Europe based in the future and therefore U.S. localization now is appropriate.

Terms of the Agreement:

•	Elimination of all expatriate benefits effective January 1, 2007.

•

Participation in the Alcoa Retirement Plan I Rule I-M with all Alcoa service recognized back to date of hire (October 1, 2000) with an offset for the value of APK Pensionkasse (“Retirement Plan”) for calculation purposes. This arrangement replaces his previous contractual pension agreement.

•

Participation in the regular company U.S. health care scheme. In the event he retires outside the U.S., per current practice, he will be eligible for the Cigna Global Retiree Medical Plan for any post-retiree medical benefits.

•	Eligibility to participate in the U.S. savings plan, deferred compensation plan, life insurance plan, and disability plan.

•	By March 1, 2007 a lump sum payment of USD $500,000 less any applicable taxes will be made to facilitate transition from expatriate status to localized status.

Additional Benefits Eligibility:

•

To assist in transition to the New York Office, he will receive a special supplemental payment equal to six times his monthly base pay, which is not grossed up for taxes, and is customary under the New York office relocation plan. This payment will be made in a lump sum on March 1, 2007 and will be calculated based upon his March 2007 salary.

•

Under the U.S. Domestic Relocation Policy he will be eligible for home purchase assistance and a mortgage subsidy less any applicable taxes should he purchase a home in the New York area before January 1, 2008.